Exhibit 11
                          Allegheny Ludlum Corporation
                        Computation of Per Share Earnings
                        (Dollars and Shares in Thousands)
                            Except Per Share Amounts)


                         Fiscal Quarter Ended           Nine Months Ended
                         ---------------------        ---------------------
                         October 2,  October 3,       October 2,  October 3,
                            1994        1993             1994        1993
                         ---------   ---------        ---------   ---------
PRIMARY

Net income (loss)        $10,328     $16,559          $   (733)   $53,432
                          ------      ------           -------     ------
Weighted average number
 of common shares         70,788      65,835             70,840    65,846

Per share of commons stock:

Net income (loss)           $.14        $.25              $(.01)     $.81
                          ======      ======            =======    ======
FULLY DILUTED (1)
- -------------
  Net income                         $16,559                      $53,432
  Tax effected interest
    related to 5-7/8%
    convertible subor-
    dinated debentures                   874                        2,622
                                      ------                       ------
Adjusted Net Income                  $17,433                      $56,054
                                      ======                       ======
Weighted average number
 of common shares                     65,835                       65,846

Weighted average number
 of convertible
 subordinated debenture
 common shares on an
 "if converted" basis                  4,938                        4,938

Weighted average number
 of common shares
 related to employee
 stock plans(2)                        1,027                        1,027
                                      ------                       ------
                                      71,800                       71,811
Net income per share of
 common stock                           $.24                         $.78
                                      ======                       ======
(1) Anti-dilutive in the 1994 periods.
(2) Not used in primary calculation due to dilution being less than 3%